Media Contact: Taryn Owens / EFGPR
towens@efgpr.com
310.432.0020 x123
lweissman@efgpr.com
646.336.3420

Company and Investor Contact:
Joel Primus / Naked Brand Group, Inc.
joel@thenakeshop.com
604-855-4767

FOR IMMEDIATE RELEASE

NAKED ANNOUNCES NEW LEADERSHIP TEAM
LED BY FASHION VISIONARY CAROLE HOCHMAN AS CEO

• Apparel Icon also joined by Michael Flanagan, COO/CFO and Carlos Serra, VP of Sales
• Expert Team to Pursue Broad Strategic Vision for Naked Brand

(New York, NY and Vancouver, BC), June 11, 2014 – Naked Brand Group, Inc. (OTCQB: NAKD; “Naked” or “the Company”) announced today the addition of three veteran apparel executives to its senior management team. Carole Hochman joins as CEO & Chief Creative Officer, Michael Flanagan as COO/CFO, and Carlos Serra as the VP of Sales and Merchandising. Naked’s greatly enhanced leadership group will pursue an ambitious strategy to establish Naked as a global lifestyle brand offering innovative and luxurious inner, lounge, sleep and active wear to both men and women.

“I am thrilled to announce this addition of enormous talent and experience to our team,” said Joel Primus, Founder & President of Naked. “Carole’s unparalleled skill, wisdom and guidance will be paramount to the future growth and expansion of the Naked brand and I am honored to work alongside her. Michael and Carlos bring tremendous additional knowledge and expertise to our company. We now have a powerhouse team that brings great promise for the future of Naked.”

For full details on the appointment of our new officers and directors, refer to our current report on Form 8-K filed with the SEC on June 11, 2014.

ABOUT CAROLE HOCHMAN

Carole Hochman, Naked’s new CEO, Creative Officer and Board Chair, is a renowned designer and sleepwear pioneer. She is considered one of the single most influential women in the intimate apparel and sleepwear business in the United States. For over 30 years, Carole has been creating intimate apparel and was the driving force behind the Carole Hochman Design Group, for which she served as Chief Creative Officer until her departure in 2013 and for which she previously served as CEO until its acquisition by Komar in 2010. Under Carole’s leadership, the Carole Hochman Design Group manufactured Carole Hochman brand of sleepwear, loungewear and daywear, and numerous sleepwear collections including Christian Dior, Oscar de la Renta, Ralph Lauren, Jockey, Donna Karan, Tommy Bahama and Betsey Johnson.

Carole is an expert in translating brand identity into intimate apparel and has an innate ability to identify opportunities, trends and forecast successful endeavors that the rest of the industry quickly follows. She was one of the first designers to embrace the concept of QVC, recognizing the power of the home shopper, a customer who has proved loyal to her from the start.

Carole’s new endeavor with Naked is met with great enthusiasm. “When I first met Joel Primus, I felt an immediate chemistry and synergy. The brand name lends itself to the creation of something dynamic and extraordinary, not only in the intimates industry, but beyond. Naked can be translated into all products that touch your skin and interact with your body and I am thrilled by this exciting new chapter to help the brand grow and expand into new directions,” says Hochman.

ABOUT MICHAEL FLANAGAN

Michael Flanagan, Naked’s new Chief Operating Officer and Chief Financial Officer, brings more than 30 years of successful apparel experience in both finance and operations. Michael began his career at Warnaco Inc., a Fortune 500 Apparel Company, where he managed cost accounting, financial accounting and internal audit for multiple divisions. At Crystal Brands, another Fortune 500 apparel company, Michael served as Internal Audit Manager. Michael next spent 13 years at Brooks Brothers Inc., serving as CFO and Senior Vice President of Finance and Logistics where he helped grow the company from less than $200 million in sales to over $650 million. In 2001, as CFO, Michael partnered with Morgan Stanley and helped lead the team, as CFO, selling Brooks Brothers to Retail Brand Alliance in 2002. From 2003 to 2009, Michael served as the COO/CFO of luxury brand, Nat Nast Inc., after which he became COO/CFO of Summit Golf Brands until 2013.

“I’m very excited to be joining what I believe can become the next great apparel brand,” says Flanagan. “Joel has laid a great foundation and Carole Hochman is a proven force in this industry. Together, this team has the ability to supercharge a brand like Naked toward enormous success.”

ABOUT CARLOS SERRA

Carlos Serra, Naked’s incoming Vice President of Sales and Merchandising, is a senior sales, merchandising and marketing executive with over 18 years of experience in the intimate apparel industry. Carlos began his career at Macy’s and has worked in the strategic sales, development, merchandising and marketing divisions for the distribution of men’s and women’s collections for brands such as Giorgio Armani, Calvin Klein and Polo Ralph Lauren. He has worked with product development teams worldwide to create the proper assortment mix for global distribution within wholesale and proprietary distribution channels. As Vice President, Sales & Marketing, Intimate Apparel & Sleepwear for Giorgio Armani from 2007 to 2013, Carlos was instrumental in the global launch of the Emporio Armani men’s underwear collection featuring David Beckham. As Divisional Sales Vice President for Hanes Brand Inc. from 1998 to 2007, his responsibilities included sales, marketing and merchandising aspects of the Polo Ralph Lauren men’s underwear and sleepwear collections. He is excited to be joining the Naked Brand Group and applying his knowledge and experience in building new businesses for both Naked and its strategic partners.

“Given my experience in the men’s innerwear business, I believe Naked already has the core elements needed to win: extraordinary products, an iconic brand name and world class talent”, say Serra. “I am absolutely delighted to be joining the Naked team alongside Carole, Joel and Michael.”

ABOUT NAKED BRAND GROUP

Naked® is a global lifestyle brand currently offering one of the world’s most comfortable and luxurious lines of innerwear and loungewear. The Naked core brand philosophy is to provide apparel that helps people feel sexy and confident while being as comfortable as wearing nothing at all. The brand’s goal is to create a new standard for how apparel products worn close to skin fit, feel and function. Key product attributes include seamless construction, lightweight fabrics, memory-stretch, moisture-wicking characteristics, “wearing nothing at all” comfort, and fashion-forward, luxurious design. Naked® apparel for men is currently sold at a premium fashion stores in North America, primarily in Canada and on the West Coast of the United States including Holt Renfrew, Hudson Bay Company and Nordstrom, as well as online stores such as Amazon.com, Hisroom.com and Freshpair.com. In the future, Naked plans to launch a women’s line to complement its current men’s assortment, as well as further expand its product offerings to include activewear and swimwear.

Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, such as the following: (1) that the Company will establish Naked as a global lifestyle brand; (2) that the Company will grow and expand the Naked brand; (3) that Naked will be the next great apparel brand; (4) that the Company will launch a women’s line in the future; and (5) the Company’s expectations for the product line’s brand perception and acceptance by its target customers and distribution networks.

These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the Company inability to grow and expand the Naked brand; (2) an economic downturn or economic uncertainty in the Company's key markets; (3) the Company's inability to timely develop and deliver its new product lines to the market and to meet customer expectations due to unforeseen problems or delays with the design, development, manufacturing and distribution system; (4) the Company's inability to effectively manage the growth and the increased complexity of its business, including as a result of the launch of a new product lines; (5) the Company's highly competitive market including increasing price competition and other business and competitive factors; (6) the Company's failure to maintain the value and reputation of its brand; (7) the Company’s ability to retain its senior management and the employees necessary to operate its business, market its brands and design and development its products; (8) the ability of the Company to control costs operating, general administrative and other expenses; (10) insufficient investor interest in the Company’s securities which may impact on the Company’s ability to raise additional financing as required; (11) the Company’s ability to obtain the fabrics it requires to produce its products; and (12) and other risk factors detailed in the Company's public filings. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and, except as required by applicable laws, the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and the Company’s other disclosure documents filed from time-to-time with the Securities and Exchange Commission at www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com.

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